DELCATH SYSTEMS, INC.

                   CHANGE IN CONTROL ARRANGEMENT FOR DIRECTORS

Section 1: Effective Date. The effective date of the Arrangement is April 29, 2004, the date of notice of the Arrangement to the Company's shareholders.

Section 2: Definitions.

     o    Arrangement. This Change in Control Arrangement for Directors.

     o    Company. Delcath Systems, Inc.

     o Compensation and Stock Option Committee. The Committee of the Board of Directors responsible for salaries and benefits paid, and stock options granted, to employees, consultants, directors and others.

     o Deemed Shares. The number of shares of Delcath Systems, Inc., detailed in Schedule A, as adjusted for any stock splits, stock dividends or recapitalizations after the Effective Date.

     o    Directors. Any member of the Board of Directors.

     o Excess Value. The excess of the highest price per share paid in any transaction by which any person becomes a beneficial owner (as defined in Section 3(a)) over $0.985, the fair market value per share on December 11, 2003.

     o Non-employee Director. Any Director who was not, during the twelve months prior to a Change in Control, an employee of the Company.

Section 3: Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

(a) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the voting power of all classes of capital stock of the Company;



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(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals, who on the Effective Date constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment or election or nomination for election was previously so approved or recommended (the "Continuing Directors");

(c) the stockholders of the Company approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Section 4: Change of Control Payments. In the event of a Change in Control, the Directors will be paid an amount equal to the Excess Value times the number of each Director's Deemed Shares. In addition, in the event of a Change in Control, each non-employee Director shall be paid $100,000, in recognition of past service.



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Section 5: Participant's Rights Unsecured. The right of any Participant to receive payments under the provisions of the Arrangement shall be contractual in nature only; however, the amounts of such payments may be held in a trust, the assets of which shall be subject to the claims of the Company's general creditors only in the event of bankruptcy or insolvency. Any amounts paid to a Director form such trust shall reduce the amount owed by the Company.

Section 6: Assignability. No right to receive payments hereunder shall be transferable or assignable by a Participant or beneficiary.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of placeStateDelaware.

IN WITNESS WHEREOF, the Company has caused this Change in Control Arrangement for Directors to be duly adopted and executed effective April 29, 2004.


    /s/ DANIEL ISDANER
------------------------
Daniel Isdaner




    /s/ VICTOR NEVINS
------------------------
Victor Nevins



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                                   Schedule A

                              Deemed Share Amounts



         M. S. Koly                               500,000

         Samuel Herschkowitz                      300,000

         Mark A. Corigliano                       300,000

         Daniel Isdaner                           300,000

         Victor Nevins                            300,000







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